Exhibit 99.1

ClinPhone Limited

(formerly ClinPhone plc until

14 August 2008)

Financial Statements

for the year ended 29 February 2008

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Financial Statements

for the year ended 29 February 2008

Independent auditors’ report

To the Board of Directors and Shareholders of ClinPhone Limited:

In our opinion, except for the effects of the matter described in the following paragraph, the accompanying consolidated balance sheet and the related consolidated income statement, consolidated statement of recognised income and expense and consolidated cash flow statement present fairly, in all material respects, the financial position of ClinPhone Limited (the “Company”) at 29 February 2008, and the results of their operations and their cash flows for the year then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

In line with the requirements for the preparation of the 8-K, the accompanying financial statements do not include comparative figures for the prior year as required by IAS 1 “Presentation of financial statements”. In our opinion, the inclusion of comparative figures is necessary to obtain a proper understanding of the current period’s financial statements.

These financial statements are the responsibility of the Company’s directors. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

East Midlands,

United Kingdom

24 October 2008

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Consolidated Income Statement for the year ended 29 February 2008

	Note	2008
		£’000
Revenue	3	47,277
Cost of sales		(19,308)

Gross profit		27,969
Administrative expenses		(29,082)
Other expenses		(434)
Operating profit before gains and losses on foreign exchange instruments, amortisation of acquired intangible assets and restructuring expenses		2,906
Amortisation of acquired intangible assets	12	(3,487)
Gains and losses on foreign exchange instruments	5	(434)
Restructuring expenses	5	(532)
Operating loss	3	(1,547)
Finance income	4	220
Finance costs	4	(1,173)

Loss before taxation	5	(2,500)
Taxation	8	2,768

Profit attributable to equity shareholders		268

Earnings per share expressed in pence per share
- basic	10	0.42p
- diluted	10	0.40p

All of the Group’s trading activities relate to continuing operations.

Consolidated Statement of Recognised Income and Expense for the year ended 29 February 2008

	Note	2008
		£’000
Profit attributable to equity shareholders		268
Net exchange adjustment offset in reserves	23	(185)

Total recognised income for the year		83

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Consolidated Balance Sheet as at 29 February 2008

	Note	2008
		£’000
Assets
Non-current assets
Goodwill	11	32,288
Intangible assets	12	15,921
Property, plant and equipment	13	3,750
Deferred tax assets	20	2,912

		54,871

Current assets
Inventories	14	256
Trade and other receivables	15	13,284
Cash and cash equivalents	16	2,959

		16,499
Liabilities
Current liabilities
Financial liabilities
- borrowings	18	(951)
- finance leases	18	(170)
- derivative financial instruments	19	(434)
Trade and other payables	17	(10,169)
Current tax liabilities		(351)

		(12,075)

Net current assets		4,424

Non-current liabilities
Financial liabilities
- borrowings	18	(9,706)
- finance leases	18	(137)
- derivative financial instruments	19	(116)
Deferred tax liabilities	20	(5,883)
Other payables	17	(157)

		(15,999)

Net assets		43,296

Shareholders’ equity
Share capital	21	671
Share premium account	23	25,874
Merger relief reserve	23	8,265
Reverse acquisition reserve	23	(18,502)
Retained earnings	23	26,988

Total equity		43,296

The financial statements on pages 2 to 47 were approved by the Board of Directors on 24 October 2008 and were signed on its behalf by:

/s/ Scott Brown, Chief Financial Officer

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Consolidated Cash Flow Statement for the year ended 29 February 2008

	Note	2008
		£’000
Cash flows from operating activities
Cash generated from operations	24	8,188
Finance income received		105
Finance costs paid		(903)
Tax paid		(1,076)

Net cash from operating activities		6,314

Cash flows from investing activities
Deferred consideration paid in relation to business acquisitions in prior years		(784)
Purchase of property, plant and equipment		(1,519)
Purchase of intangible assets		(1,934)

Net cash used in investing activities		(4,237)

Cash flows from financing activities
Repayment of borrowings		(808)

Net cash used in financing activities		(808)

Effects of exchange rate changes		(10)

Net increase in cash and cash equivalents		1,259
Cash and cash equivalents at start of year		1,700

Cash and cash equivalents at end of year	16	2,959

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

1.	Accounting Policies

The principal accounting policies adopted in the preparation of the Consolidated Financial Statements are set out below.

Basis of Preparation

The Consolidated Financial Statements of ClinPhone Limited (the “Company”) and its subsidiary undertakings (together the “Group”) have been prepared in accordance with International Financial Reporting Standards (“IFRS”) and International Finance Reporting Interpretation Committee (“IFRIC”) interpretations as published by the International Accounting Standards Board (“IASB”). The Consolidated Financial Statements have been prepared under the historical cost convention, except where IFRS requires an alternative treatment. The principal variation relates to financial instruments (IAS39 “Financial instruments: recognition and measurement”) where derivative financial instruments are shown at fair value and the arising gain or loss taken through the income statement.

The preparation of the Consolidated Financial Statements in conformity with IFRS requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although these estimates are based on management’s best knowledge, actual results ultimately may differ from those estimates.

General information

At 29 February 2008, ClinPhone plc was a public limited company which was listed on the London Stock Exchange and incorporated and domiciled in the UK. The address of its registered office is Lady Bay House, Meadow Grove, Nottingham, NG2 3HF.

On 14 August 2008, ClinPhone plc changed its name to ClinPhone Limited and was acquired by PAREXEL International Holding UK Limited, a wholly-owned subsidiary of PAREXEL International Corporation which is a US listed company. Following the acquisition the Company delisted from the London Stock Exchange.

The Group’s principal activity during the year was the provision of interactive voice response, electronic data capture and other services, primarily to the pharmaceutical industry, mainly utilised in the co-ordination of multi-national clinical trials into new medicines.

New Accounting Standards

IFRS 7 “Financial instruments: disclosures” and the complementary amendment to IAS 1 “Presentation of financial statements – capital disclosures” was adopted during the year and introduced new disclosure requirements relating to financial instruments. It does not have any impact on the classification and valuation of the Group’s financial instruments or the disclosures relating to taxation and trade and other payables.

The following interpretations were also adopted in the year with no impact on the financial statements:

•	IFRIC 7 “Applying the restatement approach under IAS 29, Financial reporting in hyper-inflationary economies”;

•	IFRIC 8 “Scope of IFRS 2”;

•	IFRIC 9 “Re-assessment of embedded derivatives”;

•	IFRIC 10 “Interim financial reporting and impairment”; and

•	IFRIC 11 “IFRS 2 – Group and treasury share transactions”.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

1.	Accounting Policies (continued)

New accounting standards and revisions to accounting standards that are not yet effective and have not been early adopted but are expected to impact the Group are as follows:

•

Amendment to IFRS 2 “Share-based payment”, issued in January 2008, states that all cancellations, whether by the Company or by other parties, should receive the same accounting treatment. The treatment for such cancellations is to charge the full remaining charge to the income statement on the date of cancellation. It also clarifies that vesting conditions are service conditions and performance conditions only. Other features of a share-based payment are not vesting conditions and would need to be included in the grant date fair value for transactions. This amendment will apply for annual periods commencing on or after 1 January 2009 and will cause a change in accounting policies for the Group for year ended 28 February 2010. Employee cancellations will result in an additional charge but the impact on adoption cannot be estimated as the level of employee cancellations in future periods is unknown. The requirement to make regular contributions to a plan, for example the Group’s SAYE plans, would be a non-vesting condition that is taken into account when determining fair value.

•

IFRS 8 “Operating segments” (effective for annual periods beginning on or after 1 January 2009)— This standard replaces IAS 14 “Segment reporting” and requires a “management approach”, under which segment information is presented on the same basis as that used for internal reporting purposes. The expected impact is still being assessed however it appears likely that the number of reportable segments, as well as the manner in which the segments are reported, will change in a manner that is consistent with the internal reporting provided to the chief operating decision-maker. As goodwill is allocated to groups of cash-generating units based on segments, the change may also require management to reallocate goodwill to any newly identified operating segments. Management does not anticipate that this will result in any material impairment to the goodwill balance.

•

Amendment to IFRS 3 “Business combinations” (effective for business combinations in annual periods beginning on or after 1 July 2009) – The amendment continues to apply the acquisition method to business combinations, with some significant changes. For example, all payments to purchase a business are to be recorded at fair value at the acquisition date, with some contingent payments subsequently remeasured at fair value through income. Goodwill may be calculated based on the parent’s share of net assets or it may include goodwill related to the minority interest. All transaction costs will be expensed. This amendment may impact the Group’s accounting for future business combinations.

The following amendments to standards and interpretations have not yet been early adopted and are not expected to have a material impact on the Consolidated Financial Statements:

•	Revised IAS 1 “Presentation of financial statements”;

•	IAS 23 (revised) “Borrowing costs”;

•	IAS 27 (revised) “Consolidated and separate financial statements”;

•	IFRIC 12 “Service concession arrangements”;

•	IFRIC 13 “Customer loyalty programmes”;

•	IFRIC 14 “IAS 19 – The limit on a defined benefit asset, minimum funding requirements and their interaction”;

•	Amendment to IAS 32 and IAS 1 “Puttable financial instruments and obligations arising on liquidation”;

•	Amendment to IAS 39 “Eligible hedged items”; and

•	IFRIC 16 “Hedges of a net investment in a foreign operation”.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

1.	Accounting Policies (continued)

First time adoption of IFRS

The date of transition to IFRS was 1 March 2004. The Group took advantage of the following exemptions available under IFRS 1 “First time adoption of International Financial Reporting Standards”:

•

Business combinations occurring before 1 March 2004 have not been reclassified in accordance with IFRS 3 “Business combinations”. The carrying value of goodwill at 28 February 2004, adjusted for identified development software, under previous accounting policies has been deemed to be cost at 1 March 2004;

•	Goodwill arising on these business combinations which was not retranslated under UK GAAP has been treated as a Sterling asset under IFRS;

•	The cumulative foreign exchange gains and losses on overseas investments arising before 1 March 2004 have been deemed to be nil at 1 March 2004.

Basis of Consolidation

Subsidiaries are fully consolidated from the date on which control passes to the Group. They cease to be consolidated from the date that the Group no longer has control.

Inter-company transactions, balances and unrealised gains on transactions between Group companies are eliminated on consolidation. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

Revenue Recognition

Revenue comprises the fair value of the sale of services and products to external customers, net of value added tax, rebates, and discounts. Revenue is recognised as follows:

•

Revenue in respect of design and modification of services or products to meet customer requirements is recognised by reference to the percentage of completion of the work from the commencement of work to customer acceptance;

•	Revenue in respect of the provision and processing of data in providing services is recognised in the period in which the service is provided;

•	Revenue from maintenance and support agreements is recognised rateably over the term of the maintenance and support period; and

•	Revenue from licensed products is recognised upon delivery where there are no remaining obligations.

Where invoicing milestones on service arrangements are such that the proportion of work performed (calculated on the cost basis described above) is greater than the proportion of the total contract value which has been invoiced, the Group evaluates whether it has obtained, through its performance to date, the right to the uninvoiced consideration and therefore whether revenue should be recognised. In particular it considers:

•	Whether there is sufficient certainty that the invoice will be raised in the expected timeframe, particularly where the invoicing milestone is dependent on customer activity;

•	Whether it has sufficient evidence that the customer considers that the Group’s contractual obligations have been, or will be, fulfilled;

•	Whether there is sufficient certainty that only those costs budgeted to be incurred will be incurred before the customer will accept that a future invoice may be raised; and

•	The extent to which previous experience with similar product groups and similar customers support the conclusions reached.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

1.	Accounting Policies (continued)

Where the Group considers there to be sufficient evidence that it has the right to consideration, taking into account this criteria, revenue is recognised and included in amounts recoverable on contracts until invoiced.

Where the Group considers that there is insufficient evidence that it has the right to consideration, taking into account these criteria, revenue is not recognised until there is sufficient evidence that the Group has obtained the right to consideration for its performance under such arrangements.

Where agreements involve multiple elements, the entire fee from such arrangements has been allocated to each of the individual elements based on each element’s fair value. Evidence of fair value is determined by reference to agreements with other customers where elements are sold separately.

The Group makes significant estimates in applying its revenue recognition policies. In particular, as discussed in detail above, estimates are made in relation to the use of the percentage-of-completion accounting method, which requires that the extent of progress toward completion of contracts may be anticipated with reasonable certainty. The use of the percentage-of-completion method is itself based on the assumption that, at the outset of agreements there is customer acceptance. In addition, when allocating revenue to individual elements of multiple element arrangements, it is assumed that the fair value of each element is reflected by its price when sold separately. The complexity of the estimation process and issues related to the assumptions, risks and uncertainties inherent with the application of the revenue recognition policies affect the amounts reported in the financial statements. If different assumptions were used, it is possible that different amounts would be reported in the financial statements.

Segmental Reporting

A business segment is a group of assets and operations engaged in providing services or products that are subject to risks and returns that are different from those of other business segments. A geographical segment is engaged in providing products or services within a particular economic environment that is subject to risks and returns that are different from those of segments operating in other economic environments.

The Group is organised into two business segments:

•	Services: the provision of services to third parties where the Group is responsible for the primary hosting of the service; and

•	Licensing: royalty income where a third party is responsible for the primary hosting of the service.

The secondary reporting segments are the main geographic areas in which the Group operates. These are Europe and the United States of America.

The basis of cost allocation between segments is determined by the economic benefit attributable to each segment for costs incurred. Where no attributable benefit exists then the costs are treated as being non attributable and disclosed as a central cost.

Foreign Currency Translation

Functional and presentation currency

The Consolidated Financial Statements are presented in Pounds Sterling, that being the Group’s functional and presentation currency. Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the functional currency).

Transactions and balances

Transactions in foreign currencies are recorded at the exchange rate prevailing on the date of the transaction. At each balance sheet date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the exchange rate prevailing at the balance sheet date.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

1.	Accounting Policies (continued)

Translation differences on monetary items are taken to the income statement with the exception of differences on transactions that are subject to hedges. Translational differences on non-monetary items are reported as part of the fair value gain or loss and are included in either equity or the income statement as appropriate.

Group companies

The results and financial position of overseas Group entities are translated into Sterling as follows:

•	Assets and liabilities are translated at the closing rate at the date of that balance sheet;

•	Income and expenses are translated at the average exchange rate for the period; and

•	All resulting exchange differences are recognised in reserves.

On consolidation, exchange differences arising from the translation of the net investment in foreign entities and of borrowings and other currency instruments designated as hedges of such investments, are taken to reserves. Tax charges and credits attributable to those exchange differences are taken directly to reserves. Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and are translated at the rate of exchange at acquisition and thereafter at the relevant year end rate as applicable.

Material and Non - Recurring Items

Income or costs which are both material and non-recurring are separately identified within their relevant income statement category.

Financial Instruments

The classification of financial instruments is determined at initial recognition into the following categories.

Financial assets and liabilities at fair value through the income statement

Financial assets and liabilities at fair value through the income statement include financial instruments held for trading and those assets designated at fair value through the income statement. A financial instrument is classified in this category if it is acquired principally for the purpose of selling or repurchasing in the short term or if it is a financial asset so designated by management on initial recognition. Derivatives are included as held for trading unless they are accounted for as effective hedging instruments. Items in this category are classified as current assets or current liabilities if they are either held for trading or are expected to be realised within 12 months of the balance sheet date.

Gains and losses arising from changes in the fair value of financial assets at fair value through the income statement are included in the income statement in the period in which they arise.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They arise when the Group provides services or products to a debtor with no intention of trading the receivable. They are accounted for according to the policy under trade receivables.

The Group assesses at each balance sheet date whether there is objective evidence that a financial asset or group of assets is impaired. If such evidence exists then the impairment is recognised in the income statement in the period in which it is identified.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

1.	Accounting Policies (continued)

Other financial liabilities

All loans and borrowings are initially recognised at the fair value of the consideration received, net of issue costs associated with the borrowing. Borrowings are subsequently stated at amortised cost; any differences between the proceeds (net of transaction costs) and the redemption value is recognised in the income statement over the period of the borrowings using the effective interest rate method.

Accounting for Derivative Financial Instruments and Hedging Activities

The Group has significant sales in US Dollars and Euros where costs are being incurred in Pounds Sterling. To ensure that it can implement commercial responses to currency volatility, the Group enters into forward exchange contracts. There is uncertainty in the timing of cash flows relating to the start of contracts, so satisfying the detailed requirements for hedge accounting under IAS 39 would require a less flexible approach to currency risk management. As a result, the Group is not applying hedge accounting to any of its forward exchange contracts. Gains and losses arising on forward exchange contracts have been recognised in administrative expenses.

Changes in the fair value of any derivative instrument that do not qualify for hedge accounting are recognised immediately in the income statement in other income or expense as applicable.

Financial assets and liabilities are recognised on the Group’s balance sheet when the Group becomes a party to the contractual provisions of the instrument. The fair value of the financial instrument is then recognised on the balance sheet.

Research and Development

Research costs are charged to the income statement as incurred. Development costs are capitalised if they are attributable to a project that is expected to be commercially viable and of economic value to the business. All other development costs are charged to the income statement as incurred. Development costs capitalised are amortised to the income statement over the expected life of the developed product. Currently all expected lives are 36 months.

Tangible fixed assets used for research and development are depreciated in accordance with the Group’s policy.

Leases

Finance leases

Leases of assets where the Group has substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are capitalised at the lease’s inception at the lower of the fair value of the leased assets and the present value of the minimum lease payments. Each lease payment is allocated between the liability and finance charges so as to achieve a constant rate on the finance balance outstanding. The corresponding rental obligations, net of finance charges, are included in other financial liabilities. The interest element of the finance cost is charged to the income statement over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period.

Operating leases

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases are charged to the income statement on a straight-line basis over the period of the lease. Incentives from lessors are recognised as a systematic reduction of the charge on a straight line basis over the lease term.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

1.	Accounting Policies (continued)

Provisions

Provisions are recognised when:

•	The Group has a present legal or constructive obligation as a result of past events;

•	It is more likely than not that an outflow of resources will be required to settle the obligation; and

•	The amount can be reliably estimated.

Provisions are not recognised for future operating losses. Where there are a number of similar obligations the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow, with respect to any one item included in the same class of obligations, may be small.

If the effect of the time value of money is material, provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability. Where discounting is used, the increase in the provision due to the passage of time is recognised as a finance cost.

Where the Group expects a provision to be reimbursed, the reimbursement is recognised as a separate asset when the reimbursement is virtually certain.

Interest

Interest receivable/payable is credited/charged to the income statement using the effective interest method.

Property, Plant and Equipment

Property, plant and equipment are held at cost less accumulated depreciation and any impairment in value or change in economic life is assessed at each balance sheet date.

Depreciation is charged on a straight-line basis as follows:

•	Leasehold improvements are depreciated over four to eight years;

•	Plant, vehicles and equipment are depreciated over two to ten years according to the estimated life of the asset; and

•	Leased equipment is depreciated over the shorter of the useful life of the asset and the lease term.

Goodwill

Goodwill is the excess of the fair value of the consideration payable for an acquisition over the fair value of the Group’s share of identifiable net assets of a business acquired at the date of acquisition. Fair values are attributed to the identifiable assets, liabilities and contingent liabilities that existed at the date of acquisition, reflecting their condition at that date. Adjustments are made where necessary to bring the accounting policies of acquired businesses into alignment with those of the Group.

Goodwill is allocated to the Group’s cash generating units that are expected to benefit from the synergies of the business combination.

Goodwill is stated at cost less any impairment. Goodwill is not amortised but tested annually for impairment. An impairment charge is recognised for any amount where the carrying value of goodwill exceeds its fair value.

Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold, allocated where necessary on the basis of relative fair value.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

1.	Accounting policies (continued)

Intangible Fixed Assets

Intangible assets acquired as part of a purchase of a business are capitalised separately from goodwill, if those assets are separable and their fair value can be measured reliably. Intangible assets acquired separately from the acquisition of a business are capitalised at cost. Certain costs incurred in the development phase of an internal project are capitalised as intangible assets provided that a number of criteria are satisfied. These include the technical feasibility of completing the asset so that it is available for use or sale, the availability of adequate resources to complete the development and to use or sell the asset and how the asset will generate probable future economic benefits.

The cost of intangible assets with finite useful economic lives are amortised over that period. The carrying values of intangible assets are reviewed for impairment when events or changes in circumstances indicate that the carrying values may not be recoverable. If impaired, they are written down to the higher of fair value less costs to sell and value in use.

Development software

Costs that are directly associated with the production of identifiable and unique software products controlled by the Group, and that will generate economic benefits beyond one year, are recognised as intangible assets. Computer software development costs recognised as assets are amortised on a straight-line basis of up to three years. Costs associated with maintaining computer software programmes are recognised as an expense as incurred.

Computer software

Computer software costs are recognised as assets and are amortised on a straight-line basis of up to three years. Costs associated with maintaining computer software programmes are recognised as an expense as incurred.

Licences

Licences are stated at cost and are amortised on a straight-line basis over the estimated useful life of the asset up to a maximum period of ten years. If impaired, they are written down to the higher of fair value less costs to sell and value in use.

Acquired intangibles

Acquired intangibles include developed software which is amortised over the estimated useful life of up to 5 years, customer orderbook (“backlog”) which is amortised over its estimated useful life of one year and the patent settlement which is amortised over is estimated useful life of five years.

Impairment of Assets

Assets that have an indefinite useful life are not subject to amortisation but are tested annually for impairment. Other tangible and intangible assets that are subject to amortisation and depreciation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

1.	Accounting Policies (continued)

Employee Benefit Costs

Pension obligations

The Group operates pension plans in the United Kingdom and the United States of America.

The Group has defined contribution plans. A defined contribution plan is a pension plan under which the Group pays fixed contributions into independently administered funds. The Group has no legal or constructive obligations to pay further contributions. The cost of providing these benefits, recognised in the income statement, comprises the amount of contributions payable to the scheme in respect of the year.

Trade Receivables

Trade receivables are recognised and carried at original invoice amount less provision for impairment.

A provision for impairment of trade receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables. The amount of the provision is recognised in the income statement.

Share Capital and Share Premium

Equity instruments issued are recorded at their nominal value under share capital. Proceeds in excess of nominal value are normally recorded in the share premium account unless merger relief applies. Direct costs of issuing equity instruments are charged to the share premium account or merger relief reserve.

Dividends are recorded where there is a contractual obligation to make such payments. Other dividends subject to shareholder approval at the annual general meeting are not included as a liability in the financial statements.

Inventories

Inventories are stated at the lower of cost and net realisable value and consist primarily of incomplete projects for the design and modification of services or products to meet customer requirements. Cost includes direct labour, other direct costs and related overheads. Net realisable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

Taxation and Deferred Tax

The tax credit on the result for the year comprises current and deferred tax.

Current tax is the expected tax payable/receivable for the year, using tax rates enacted or substantively enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years. Deferred tax is calculated using the enacted or substantially enacted rates that are expected to apply when the asset or liability is settled. Tax is charged or credited to the income statement, except when it relates to items credited or charged directly to equity in which case the tax is also credited or charged to equity.

Deferred tax is provided, using the balance sheet liability method, on temporary differences arising between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for tax purposes.

Deferred tax assets are recognised to the extent that it is probable that future taxable profits will be available against which the temporary differences can been utilised.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

1	Accounting Policies (continued)

Share Based Payments

The Group operates a number of equity settled, share-based compensation schemes. The fair value of the employee services received in exchange for the grant of the options is recognised as an expense with a corresponding increase in equity over the vesting period. At each balance sheet date, the Group revises its estimates of the number of share options that are expected to vest, with any revisions recognised in the income statement. No further charge is recognised from the point when an employee withdraws from the option scheme.

Cash and Cash Equivalents

Cash and cash equivalents includes cash in hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less and bank overdrafts. Bank overdrafts are shown within borrowings in current liabilities on the balance sheet. For the purposes of the consolidated Cash Flow Statement, cash and cash equivalents are as defined above, net of outstanding bank overdrafts.

Critical accounting estimates and assumptions

When applying the above accounting policies the Group has made appropriate estimates in a number of areas and the actual outcome in the future may differ from those that have been calculated. The key areas of estimation uncertainty at the balance sheet date that have a significant risk of causing material adjustment to the carrying values of assets and liabilities within the next financial year are:

Forecasts and discount rates

The carrying values of goodwill, software development projects, amounts recoverable on contracts and deferred tax on the balance sheet are dependent on the estimates of future cash flows arising from operations:

•	The impairment tests for goodwill are a function of the forecasts of the cash flows of the cash generating units that give rise to the goodwill and the discount rate applied.

•	If the assessment of development software recognised as intangible assets indicates the possibility of impairment then a detailed test is undertaken.

•

The realisation of deferred tax recognised in the future is dependent on the generation of sufficient future taxable profits. The Group recognises deferred tax assets where it is more likely than not that the benefit will be realised.

•

Revenue recoverable on contracts requires the Group to estimate the expected costs to complete the initial build phase of each project and the revenues applicable to that phase. The Group uses its commercial knowledge of similar contracts when making these estimates of future cash flows.

Share based payments

The Group has incorporated a share based payment charge into the financial statements in respect of share options granted to staff and shares carrying dilution rights. Options were valued using a Binomial model and the most significant estimate incorporated into this calculation is volatility. Volatility was estimated by benchmarking against similar companies in the industry and the fair value at the date of grant was estimated by preparing valuations of the business at that time.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

2.	Financial Risk Management

The Group’s activities expose it to a variety of financial risks: market risk, credit risk and liquidity risk. The Group’s treasury function monitors and manages these risks either centrally or at a local level within the operating companies and seeks to minimise potential adverse effects on the Group’s performance as detailed below.

(a) Market Risk

(i) Foreign currency risk

The Group operates internationally and is therefore exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the US dollar but also the Euro. The Group’s policy is to mitigate US Dollar and Euro exposures using a combination of forward currency contracts and currency options. The policy pursued is to mitigate these risks by entering into contracts up to a maximum of 80% of the estimated net receivables by the Group for the following 9 to 12 months. The 80% maximum level policy is reviewed periodically in order to ensure that the cover is sufficient for the level of risk.

The Group also mitigates its foreign currency risk in respect of its subsidiary held net US Dollar assets by maintaining all borrowings in US Dollars.

The carrying amounts of the Group’s foreign currency denominated monetary assets and monetary liabilities at the reporting date are as follows:

	Liabilities	Assets
	2008	2008
	£’000	£’000
Dollar	15,170	9,173
Euro	47	1,273
Swiss Francs	—	98

In the year ended 29 February 2008, if the US Dollar had weakened/strengthened by 5 cents against the Pound Sterling with all other variables held constant, post tax profit for the year would have been £66,000 lower/higher mainly as a result of foreign exchange gains/losses on translation of US Dollar denominated trade receivables, financial assets at fair value through the income statement and foreign exchange losses/gains on translation of US Dollar denominated borrowings. Also equity would have been £370,000 lower/higher, arising mainly from foreign exchange losses/gains on translation of US Dollar-denominated assets and liabilities.

(ii) Interest rate risk

As the Group has no significant interest bearing assets, the Group’s interest rate risk arises from its long term borrowings. The Group seeks to mitigate a majority of its interest rate risk by maintaining an appropriate mix between fixed and variable rate borrowings and by entering into interest rate swap and collar arrangements. These arrangements are monitored regularly to manage risk. Interest rate swap and collar instruments were in place over circa 65% of the outstanding balances. These instruments are capable of extending across periods of up to two years.

At 29 February 2008, if the interest rates had been 100 basis points higher/lower with all other variables held constant, post tax profit for the year would have been £26,000, lower/higher, mainly as a result of higher/lower interest expense on variable rate bank borrowings.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

2.	Financial Risk Management (continued)

(iii) Price risk

The Group is not exposed to price risk as it does not invest in securities or purchase and hold inventories which are subject to movements in commodity prices.

(b) Credit Risk

Credit risk is the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Group and is managed on a group basis. The Group manages a large number of separate contracts with customers and is exposed to credit risk to the extent of non payment by customers. The Group largely transacts with large multinational companies which tend to have good credit ratings.

The Group is also exposed to the risk of non payment by the counterparties of its financial instruments. The Group policy on such exposures is to only deal with financial institutions with a high rating which for the last two years has largely been the Group’s main bankers.

The maximum exposure to credit risk at the balance sheet date is represented by the carrying value of financial assets including financial instruments. Five customers account for approximately 34% of the Group’s turnover in 2008. No other customer accounts for more than 5% of the Group’s turnover. The 3 highest amounts of trade accounts receivable, all of which are large pharmaceutical companies, are approximately 8%, 6% and 6% respectively of trade receivables at 29 February 2008 and there is no other significant concentration of credit risk.

Impairment testing of trade receivables is described in note 15.

(c) Liquidity Risk

Prudent liquidity risk management implies maintaining sufficient levels of cash on the balance sheet and adequate credit facilities to mitigate the risk of any short-term liquidity shortfalls.

The central treasury function reviews and monitors rolling forecasts of the Group’s liquidity position on the basis of expected cash flows. In addition, the Group’s liquidity management policy requires review of projected cash flows in all significant currencies and the level of liquid assets required to meet internal balance sheet liquidity ratios and appropriate debt financing plans.

The Group held net cash or equivalent balances as at 29 February 2008 of £2,959,000. In addition, the Group had undrawn borrowing facilities of £2,500,000 and undrawn committed facilities of £734,000. All uncommitted facilities are annual facilities subject to review at various dates across the year. Further details are given in note 19 to the financial statements.

The table below analyses the Group’s financial liabilities which will be settled on a net basis into relevant maturity groupings based on the remaining period at the balance sheet to the contractual maturity date. The amounts disclosed are the contractual undiscounted cash flows.

At 29 February 2008 £’000	Less than 1 year	Between 1 and 2 years	Between 2 and 5 years	Over 5 years
Borrowings	1,162	1,130	8,769	—
Derivative financial instruments	106	76	—	—
Trade and other payables	7,059	—	—	—

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

2.	Financial Risk Management (continued)

The table below analyses the Group’s derivative financial instruments which will be settled on a gross basis into relevant maturity groupings based on the remaining period at the balance sheet to the contractual maturity date. The amounts disclosed are the contractual undiscounted cashflows.

At 29 February 2008 £’000	Less than 1 year	Between 1 and 2 years	Between 2 and 5 years	Over 5 years
Forward foreign exchange contracts
-Outflows	15,999	—	—	—
-Inflows	15,720	—	—	—

Capital Risk Management

The Group manages its capital to ensure that the entities in the Group will be able to continue as a going concern whilst maximising the return to the shareholders through the optimisation of the debt and equity balance. The capital structure of the Group consists of debt, which includes borrowings disclosed in note 18, cash and cash equivalents and equity attributable to equity shareholders of the parent, comprising issued share capital, reserves and retained earnings as disclosed in notes 21 and 23.

The Group monitors capital on the basis of the gearing ratio. During 2008, the Group strategy was to achieve a gearing ratio below 20% determined as the proportion of net debt to equity. The gearing ratio as at 29 February 2008 was:

2008
£’000
Total borrowings	10,964
Cash and cash equivalents	(2,959)

Net debt	8,005
Equity	43,296

Total capital	51,301

Gearing ratio	18%

Borrowings are defined as long and short term borrowings as detailed in note 18. Equity includes all capital and reserves of the Group attributable to the equity holders of the parent.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

3.	Segmental Reporting

Primary Reporting Format – Business Segments

The Group operates in two segments. These are licensing and services.

Licensing covers royalty income when a third party is responsible for the primary hosting of the product or service. Royalty fees are derived from clinical trial management solutions that integrate a configurable system with a third parties existing computer software and hardware platform.

Services is the provision of interactive voice response, interactive web response , randomisation and medication management, medication management simulations and patient recruitment solutions, primarily to the pharmaceutical industry, utilised in multinational clinical trials into new medicines.

Year ended 29 February 2008	Services	Licensing	Central	Total
	£’000	£’000	£’000	£’000
Revenue	45,687	1,590	—	47,277

Segment result	(351)	(762)	(434)	(1,547)
Finance income	—	—	220	220
Finance costs	—	—	(1,173)	(1,173)

Profit /(loss) before taxation	(351)	(762)	(1,387)	(2,500)
Taxation	—	—	2,768	2,768

Profit / (loss) for the year	(351)	(762)	1,381	268

Segment assets	60,410	5,089	—	65,499
Unallocated assets
- Group cash	—	—	2,959	2,959
- Deferred tax assets	—	—	2,912	2,912

Total assets	60,410	5,089	5,871	71,370

Segment liabilities	(9,965)	(361)	—	(10,326)
Unallocated liabilities
- Group borrowings	—	—	(10,964)	(10,964)
- derivatives	—	—	(550)	(550)
- deferred and current tax liabilities	—	—	(6,234)	(6,234)

Total liabilities	(9,965)	(361)	(17,748)	(28,074)

Other segment items:
Capital expenditure
- property, plant and equipment	1,482	37	—	1,519
- intangible assets	1,509	426	—	1,935
Depreciation	1,533	37	—	1,570
Amortisation of intangible assets	4,236	527	—	4,763
Share based payments	322	—	—	322

Central costs comprise of gains and losses on foreign exchange instruments.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

3.	Segmental Reporting (continued)

Secondary Reporting Format – Geographical Segments

The Group manages its business segments on a global basis. The main operations in the principal territories are Europe and the United States of America.

The sales analysis in the table below is based on the location of the operation generating the revenue. The segment assets are shown in the principal territories they are located.

	Revenue	Total assets	Capital expenditure
	2008	2008	2008
	£’000	£’000	£’000
Europe	31,885	30,101	1,772
United States of America	28,649	41,269	1,682

	60,534	71,370	3,454
Less: intra-segment revenue	(13,257)

	47,277	71,370	3,454

Intra-segment pricing occurs between geographical segments. Management reviews intra-segment pricing on a periodic basis. Profit is allocated between segments based on the work undertaken to provide the service before license fees in respect of intellectual property have been accounted for.

Analysis of Revenue by Destination

2008
£’000
United Kingdom	5,459
Other European countries	10,385
United States of America	28,117
Other	3,316

Total	47,277

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

4.	Net Finance Costs

2008
£’000
Finance income:
Bank interest receivable	57
Unwinding of discount on accrued income	124
Other interest receivable	39

Total finance income	220

Finance costs:
Interest on bank borrowings	(807)
Exchange gain on foreign currency loan	25
Amortisation of issue costs on bank loans and loan stocks	(57)
Interest on finance leases	(67)
Unwinding of discount on deferred consideration	(27)
Fair value loss on interest rate swaps and collar	(240)

Total finance costs	(1,173)

Net finance costs	(953)

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

5.	Loss Before Taxation

The loss before taxation is stated after charging:

2008
£’000
Amortisation of intangible assets (included in administrative expenses) (note 12)	4,763
Depreciation of property, plant and equipment: (note 13)
- owned	1,385
- under finance leases	185
Operating lease rentals:
- plant and machinery	135
- other	1,329
Research and development expenditure	4,057
Repairs and maintenance expenditure on property, plant and equipment	252
Restructuring expenses (note a)	532
Share based payment on ordinary activities (note b)	322
Loss on forward exchange contracts at fair value through the income statement (note c)	434

Notes:

a)	The Group restructured in the year as part of a management plan to return the Group to historic levels of profitability whilst maintaining the necessary capacity and development activity to deliver the strategic plan. The cost of the exercise was a non recurring amount of £532,000.

b)	The share based payment charge of £322,000 on ordinary activities relates to LTIP, SAYE and ESPP plans which were issued in December 2006 and December 2007. Details of these can be found in note 22.

c)	The Group has significant sales in US dollars and Euros where costs are being incurred in Pounds Sterling. To ensure it can implement commercial responses to currency volatility, the Group enters into foreign exchange contracts. There is uncertainty in the timing of cashflows relating to the start of contracts, so satisfying the detailed requirements for hedge accounting under IAS 39 “Financial instruments: recognition and measurement” would require a less flexible approach to currency risk management. As a result the Group is not applying hedge accounting to any of its forward exchange contracts. Gains and losses arising on forward exchange contracts have been recognised in administrative expenses.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

5.	Loss Before Taxation (continued)

Services Provided by the Group’s Auditor and Network Firms

It is the Group’s policy to employ the auditors on assignments additional to their statutory audit duties where their expertise and experience with the Group are important, principally tax advice and due diligence reporting on acquisitions or where they are awarded assignments on a competitive basis.

During the period the Group (including its overseas subsidiaries) obtained the following services from its auditor, PricewaterhouseCoopers LLP and its associates:

2008
£’000
Audit services
- audit of Company and consolidated accounts	28
Non-audit services
- audit of Company’s subsidiaries pursuant to legislation	56
- other services pursuant to legislation	5
- tax services	164
- other services	42

295

Included in 2008 other services are £17,000 in respect of advice to Human Resources regarding the restructuring and £27,000 of other general advice.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

6.	Staff Costs

Staff costs, including directors’ emoluments, were as follows:

2008
£’000
Wages and salaries	23,123
Social security costs	3,024
Other pension costs	690
Share based payments	322

27,159

In addition to the above staff costs, £1,697,000 was capitalised within development software intangible assets (note 12).

The average monthly number of employees, including executive directors, during the year was:

2008
Number
Operations	463
Sales and marketing	54
Administration	229

746

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

7.	Directors and Key Management Compensation

Directors Emoluments

2008
£’000
Directors emoluments	501
Contributions to money purchase schemes	38

539

There were two directors accruing benefits under money purchase schemes.

The highest paid director received emoluments and benefits as follows:

2008
£’000
Directors emoluments	243
Contributions to money purchase schemes	23

Key Management Compensation

2008
£’000
Salaries and short term employee benefits	1,721
Post – employment benefits	83
Share-based payments	162

1,966

The key management figures given above include directors. Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Group, directly or indirectly.

Key management at 29 February 2008 included all the directors plus Vincent Renz (Chief Operating Officer), Kevin Bishop (Senior Vice President Global Operations), Daljit Cheema (Senior Vice President Technology), Ian Jennings (Senior Vice President Business Development), Paul Harrop (Senior Vice President Human Resources) and Nick Richards (Senior Vice President Marketing and Product Development). In 2008 prior to the restructuring, it also included Howard Goldberg (Senior Vice President Global Business Development), Patrick Hughes (Senior Vice President Marketing and Software) and Dawn Sugden (Company Secretary and Senior Vice President Legal), who are no longer employees of the Group.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

8.	Taxation

Taxation credit for the year

Analysis of credit:

2008
£’000
Current tax
- current year	1,546
- adjustment in respect of prior years	(1,411)

Total current tax charge	135
Deferred tax
- current year	(2,903)

Total tax credit	(2,768)

There is no tax on items charged to equity.

Reconciliation of Taxation Credit

The tax credit differs from the loss before taxation multiplied by the standard rate of corporation tax in the UK due to the following:

2008
£’000
Loss before taxation	(2,500)

Tax credit at the standard rate of corporation tax in the UK of 30%	(750)
Adjustments in respect of prior years	(109)
Adjustments in respect of prior years in relation to the agreement of additional research and development tax credits during the year	(1,302)
Adjustment in respect of foreign tax rates	(826)
Expenses not deductible for tax purposes	231
Research and development tax credits in the year	(419)
Employee share options	407

Total tax credit	(2,768)

Factors Affecting Future Tax Charges

The standard UK rate of corporation tax changes from 30% to 28% from 1 April 2008.

9.	Dividends

2008
£’000
Dividends on equity shares	—

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

10.	Earnings Per Share

Basic earnings per share is calculated on the profit attributable to equity shareholders by the weighted average number of ordinary shares in issue during the period. Reconciliations of the earnings and weighted average number of shares used in the calculations are set out below:

Basic Earnings Per Share

	2008
	Earnings	Weighted average number of shares	Per share amount (pence)
	£’000	‘000
Profit attributable to ordinary shareholders	268	64,561	0.42	p
Effect of dilutive securities options		1,731	(0.02	)p

Diluted EPS	268	66,292	0.40	p

Adjusted Earnings Per Share

	2008
	Earnings / (loss)	Weighted average number of shares	Per share amount (pence)
	£’000	‘000
Profit attributable to equity shareholders	268	64,561	0.42	p

Operating gains and losses on foreign exchange instruments	434		0.67	p

Interest gains and losses on foreign exchange instruments	250		0.39	p
Restructuring expenses	532		0.82	p
Amortisation of acquired intangible assets	3,487		5.40	p
Effect of prior year research and development tax credits	(1,302)		(2.02	)p
Tax effect of listing associated share based payments	407		0.63	p
Tax effect of other adjustments	(2,158)		(3.34	)p

Adjusted EPS	1,918	64,561	2.97	p
Effect of dilutive share options		1,731	(0.08	)p

Diluted adjusted EPS	1,918	66,292	2.89	p

To understand the underlying trading performance, the directors consider it appropriate to disclose earnings both before and after gains and losses on financial instruments, amortisation of acquired intangible assets, restructuring expenses and prior year research and development tax credits.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

11.	Goodwill

£’000
Cost
At 1 March 2007 and 29 February 2008	32,288
Aggregate impairment at 29 February 2008 and at 1 March 2007	—

Net book amount
At 29 February 2008	32,288

The allocation of goodwill to cash generating units is as follows:

2008
£’000
Licensing	2,531
Services	29,757
– Europe	17,037
– United States of America	12,720

32,288

Goodwill is allocated to the principal cash generating units, being services and licensing, that are expected to benefit from the synergies as the business combination. Goodwill has been allocated in the services segment for geographic analysis purposes only. The United States of America services are dependent on Europe’s services for the majority of research, development, validation and quality testing of products and services and thus is not considered a separate cash generating unit.

Goodwill in respect of the services cash generating unit was allocated at the time it arose on the basis of operating profitability. The goodwill for the licensing cash generating unit arose at the time the unit was acquired, adjusted for estimates to deferred consideration in 2006 and 2007.

Included in goodwill is £8,377,000 relating to the acquisition of DataLabs Inc (“DataLabs”) of which 92% has been allocated to the service sector. DataLabs was acquired on 22 November 2006 and provides enterprise-level software applications and related services for use in the clinical trials process.

The goodwill held in the Group balance sheet is tested annually for impairment at the year end. No impairment was recorded during the year ended 29 February 2008. The recoverable amount of each of the cash generating units was based on a value in use calculation using budgets and management plans for the coming 5 years discounted back at the weighted average cost of capital at the balance sheet date. These plans are based on estimates of growth no higher than past experience and after consideration of available information. Key assumptions include a discount rate of 12.3%, a growth rate of 2.5% beyond the budget period and a UK tax rate of 28% and a US tax rate of 40%.

The Group believes that any reasonable possible change in the key assumptions would not cause the recoverable amounts of goodwill to fall below the carrying values as at 29 February 2008.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

12.	Intangible Fixed Assets

	Licences	Development software	Computer software	Acquired intangibles	Total
	£’000	£’000	£’000	£’000	£’000
Cost
At 1 March 2007	100	5,480	366	17,251	23,197
Additions	—	1,739	196	—	1,935
Exchange differences	—	—	—	(266)	(266)

At 29 February 2008	100	7,219	562	16,985	24,866

Amortisation
At 1 March 2007	75	2,890	230	939	4,134
Charge for the year	25	1,148	103	3,487	4,763
Exchange differences	—	—	—	48	48

At 29 February 2008	100	4,038	333	4,474	8,945

Net book amount
At 29 February 2008	—	3,181	229	12,511	15,921

The following useful economic lives have been determined for the intangible assets above:

Licences	5 years
Development software	Up to 3 years
Computer software	3 years
Acquired intangibles	Up to 5 years

The licences were purchased in September 2003 and were being amortised over the estimated economic life of 5 years from the commencement of the licences. They consist of validated and/or F.D.A accepted clinical assessment scales used in the monitoring of a number of medical conditions including, but not limited to, respiratory illness and central nervous system disorders. As of November 2006 the contract with HTS was renegotiated and the licences were disposed to reflect that ClinPhone no longer has exclusivity of the licence.

The development software relates to costs capitalised as part of the Group’s ongoing development programme to maintain a technological and competitive advantage in its marketplace. The remaining economic life of the present development software as at 29 February 2008 is a maximum of 36 months. During the coming 36 months the Group expects to develop software to replace and enhance existing development software.

Computer software consists of separately identifiable acquired software utilised in the Group’s operations. The Group estimates that the software in use has a remaining useful economic life of up to 3 years and that it will be enhancing and upgrading its software as the Group continues to develop and grow.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

12.	Intangible Fixed Assets (continued)

Acquired intangibles

Acquired intangibles include developed technology which is software which has been developed internally by DataLabs and is amortised over the estimated useful life of 5 years, customer orderbook (“backlog”) which is amortised over its estimated useful life of one year and a patent which is amortised over its estimated useful life of five years.

Acquired intangibles comprise:

	Customer backlog	Patent	Developed technology	Total
	£’000	£’000	£’000	£’000
Cost
At 1 March 2007	163	903	16,185	17,251
Exchange differences	(4)	(14)	(248)	(266)

At 29 February 2008	159	889	15,937	16,985

Amortisation
At 1 March 2007	41	31	867	939
Charge for the year	117	176	3,194	3,487
Exchange differences	1	1	46	48

At 29 February 2008	159	208	4,107	4,474

Net book amount
29 February 2008	—	681	11,830	12,511

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

13.	Property, Plant and Equipment

	Leasehold improvements	Plant and machinery	Motor vehicles	Total
	£’000	£’000	£’000	£’000
Cost
At 1 March 2007	2,561	6,788	31	9,380
Exchange adjustments	(3)	(31)	—	(34)
Additions	129	1,386	4	1,519
Disposals	—	(27)	—	(27)

At 29 February 2008	2,687	8,116	35	10,838

Depreciation
At 1 March 2007	1,553	3,988	17	5,558
Exchange adjustments	(1)	(12)	—	(13)
Charge for the year	351	1,218	1	1,570
Disposals	—	(27)	—	(27)

At 29 February 2008	1,903	5,167	18	7,088

Net book amount
At 29 February 2008	784	2,949	17	3,750

Assets held under finance leases have the following net book amount:

2008
£’000
Cost	925
Accumulated depreciation	(580)

Net book amount	345

The assets held under finance leases are included within plant and machinery. Liabilities in respect of finance leases are secured over the respective individual assets.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

14.	Inventories

2008
£’000
Work in progress	256

The fair value of inventories at 29 February 2008 was £256,000. Work in progress consists of customer projects in early stage build.

15.	Trade and Other Receivables

2008
£’000
Current
Trade receivables	8,775
Less: provision for impairment of receivables	(48)

Trade receivables – net	8,727
Amounts recoverable on contracts	3,336
Other receivables	166
Prepayments and accrued income	1,055

13,284

Provision for impairment of receivables

£’000
Balance at 1 March 2007	(48)
Amount charged to the income statement	—
Amounts written off as uncollectable in the year	—
Unused amounts released in the year	—

Balance at 29 February 2008	(48)

As at 29 February 2008, trade receivables of £48,000 were impaired. The amount of the provision was £48,000 as of 29 February 2008. The individually impaired receivables mainly relate to old uncollected balances over 6 months old.

No other receivables are considered impaired.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

15.	Trade and Other Receivables (continued)

As of 29 February 2008, trade receivables of £3,540,000 were past due but not impaired. These relate to a number of independent customers for whom there is no recent history of default. The ageing analysis of these trade receivables is as follows:

2008
£’000
0 to 3 months	2,359
3 to 6 months	793
Over 6 months	388

3,540

The carrying amount of the Group’s trade and other receivables is denominated in the following currencies:

2008
£’000
Pounds Sterling	1,160
US Dollar	6,614
Euro	956
Swiss Francs	45

8,775

16.	Cash and Cash Equivalents

2008
£’000
Cash at bank and in hand	259
Short term bank deposits	2,700

2,959

The effective interest rate on short term deposits was 5.1% and these deposits have an average maturity of one day.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

17.	Trade and Other Payables

2008
£’000
Current
Trade payables	2,186
Other tax and social security	514
Other payables	778
Accruals	3,644
Deferred income	3,047

10,169

Non- current
Other payables	157

10,326

18.	Financial Liabilities - Borrowings

2008
£’000
Current
Bank loans due within one year or on demand: Secured	951
Finance leases due within one year or on demand: Secured	170

Total	1,121

Non-current
Bank loans due after one year: Secured	9,706
Finance leases due after one year: Secured	137

Total	9,843

Bank loans outstanding at 29 February 2008, before deduction of loan costs of £97,000, all denominated in US Dollars, totalled $21,400,000. The loans are repayable over a maximum of 53 months and interest is charged at variable rates between 1.75% and 2.00% above US Dollar LIBOR.

On 22 November 2006, the Group extended its existing US dollar loan to $8,938,000 of which $8,500,000 was outstanding on 29 February 2008. This loan is repayable over a maximum of 53 months and interest is charged at variable rates of 2.0% above US Dollar LIBOR. At the same drawdown date two additional loans were acquired totalling $14,100,000 of which $12,900,000 was outstanding at 29 February 2008. These loans are repayable over a maximum of 51 months and interest is charged at variable rates 1.75% above US Dollar LIBOR.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

18.	Financial Liabilities – Borrowings (continued)

The bank loans are secured by a fixed charge over the Group’s leasehold property, a first fixed charge over book and other debts and chattels both present and future, and a first floating charge over all assets and undertakings both present and future. In the event of a change in control of ClinPhone Limited, all loans will default giving the bank the opportunity to recall the finance or renegotiate terms with the new controlling party.

Finance leases are secured over the assets subject to the lease.

The exposure of the Group to interest rate changes when borrowings re-price is as follows:

	1 year	1-5 years	5 years	Total
	£’000	£’000	£’000	£’000
At 29 February 2008
Total borrowings	10,827	137	—	10,964
Fixed interest borrowings not exposed to re-pricing	(170)	(137)	—	(307)
Effect of interest rate collar	(3,518)	3,518	—	—
Effect of interest rate swaps	(3,518)	3,518	—	—

	3,621	7,036	—	10,657

The effective interest rates at 29 February 2008 were as follows:

2008
%
Bank loans	5.9
Finance leases	11.7

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

19.	Financial Instruments

Net Fair Values of Derivative Financial Instruments

Numerical financial instruments disclosures are set out below. Additional disclosures are set out in the accounting policies relating to risk management.

	Assets	Liabilities
	£’000	£’000
Current
At 29 February 2008
Interest rate swaps and collar	—	(155)
Forward foreign currency contracts	—	(215)
Forward foreign currency extras	—	(64)

	—	(434)

Non current
Interest rate swaps and collar	—	(116)

	—	(550)

In accordance with IAS39 “Financial instruments: recognition and measurement”, the Group has reviewed all contracts for embedded derivatives that are required to be separately accounted for if they do not meet certain requirements set out in the standard.

All the above gains and losses on the forward foreign currency contracts and interest rate instruments are expected to be included in the income statement of the following year.

Interest Rate Swap and Collar

The notional principal amount of the outstanding interest rate swap contract at 29 February 2008 was £3,518,000, which is in US Dollars. This interest rate swap reduces by £251,000 in November 2008 and expires in November 2009.

The notional principal amount of the outstanding interest rate collar contract at 29 February 2008 was £3,518,000, which is in US Dollars. This interest rate collar reduces by £251,000 in November 2008 and expires in November 2009.

At 29 February 2008, the fixed interest rates on the bank loans are 6.9% and floating rates vary from 4.9% to 6.1%.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

19.	Financial Instruments (continued)

Forward Foreign Currency Contracts and Extras

The Group has sold forward a total of $22.1 million and €6.2million arranged on a monthly basis with maturity dates spread across the following 12 months. The contracts are for the receipt of Pounds Sterling on the same dates. Any losses suffered by the bank in the settlement of these transactions have been guaranteed by the Group.

Fair values of Non-Derivative Financial Assets and Financial Liabilities

Where market values are not available, fair values of financial assets and financial liabilities have been calculated by discounting expected future cash flows at prevailing interest rates and by applying year-end exchange rates. The carrying amounts of short-term borrowings approximate to book value.

Primary financial instruments held or issued to finance the Group’s operations:

	Book value	2008 Fair value
	£’000	£’000
Cash and cash equivalents (note 16)	2,959	2,959
Trade and other payables (note 17)	(7,059)	(7,059)
Trade and other receivables (note 15)	12,769	12,769
Bank loans (note 18)	(10,754)	(10,754)
Finance leases (note 18)	(307)	(307)

The fair value of the Group’s long term primary financial instruments has been based upon calculations of the present value of future cash flows using appropriate discount rates in effect at the balance sheet dates, as market prices of similar issues in comparable companies did not exist at the balance sheet dates.

Trade and other receivables and cash and cash equivalents are treated as loans and other receivables. Derivative financial instruments are treated as assets/liabilities at fair value through the income statement. Other financial liabilities are borrowings and finance leases as note 18.

The applicable discount rates for each long term financial instrument have been determined after taking into consideration the risk associated with the amount, length, structure, nature and repayment terms of the individual instruments. The Group’s annual review of the fair value of the long term primary financial instruments at the balance sheet dates has determined that, based on the factors noted above, the carrying value represented an accurate reflection of fair value.

Maturity of Financial Liabilities

The maturity profile of the carrying amount of the Group’s non-current financial liabilities at 29 February 2008, net of unamortised issue costs, were as follows:

	2008
	Finance leases	Other payables	Bank loans	Total
	£’000	£’000	£’000	£’000
Between 1 and 2 years	93	157	1,007	1,257
Between 2 and 5 years	44	—	8,699	8,743

	137	157	9,706	10,000

Details of the bank loans are described earlier in this note. The finance leases that were acquired with the purchase of DataLabs in November 2006 are all denominated in US dollars.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

19.	Financial Instruments (continued)

Borrowing Facilities

The Group has the following undrawn borrowing facilities available at 29 February 2008 in respect of which all conditions precedent have been met at that date:

	2008
	Floating rate	Fixed rate	Total
	£’000	£’000	£’000
Expiring within 1 year	3,234	—	3,234

The borrowing facilities include overdrafts in the UK companies and standby letters of credit used to guarantee payments for property leases in the US.

At 29 February 2008 the various overdraft facilities total £2,505,000 and are scheduled for review on various dates across the year to 28 February 2009, interest on these facilities is variable at 2% above LIBOR.

Other facilities comprise an un-drawn revolving credit facility of £729,000 that is available at 2.0% over LIBOR. This facility may be drawn down until Feb 2013.

The minimum lease payments under finance leases, all denominated in US dollars, fall due as follows:

2008
£’000
Not later than one year	198
Later than one year but not more than five	158

356
Future finance costs on finance leases	(49)

Present value of finance lease liabilities	307

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

20.	Deferred Tax

Deferred tax is calculated in full on temporary differences under the liability method using a tax rate of 28% for differences arising in the UK and 40% for differences arising in the USA. The impact on the change of the UK corporation tax rate decreasing to 28% is an increase in the net deferred tax provision of £46,000.

The movement on the net deferred tax liability is shown below:

£’000
At 1 March 2007	5,874
Income statement credit	(2,903)

At 29 February 2008	2,971

There are no unrecognised deferred tax assets or liabilities.

No deferred tax is recognised on the unremitted earnings of overseas subsidiaries. As the earnings are expected to be continually reinvested by the Group, no tax is expected to be payable on them in the foreseeable future.

The movements in deferred tax assets and liabilities during the period are shown below, analysed by the source of the temporary differences and prior to the offsetting of balances within the same jurisdiction as permitted by IAS12 “Accounting for taxes on income”.

Deferred Tax Assets

	US losses	Share based payment	Property, plant and equipment	Financial instruments	Other timing differences	Total
	£’000	£’000	£’000	£’000	£’000	£’000
At 1 March 2007	—	(880)	(255)	—	(365)	(1,500)
(Credited)/charged to the income statement	(1,887)	407	75	(154)	147	(1,412)

At 29 February 2008	(1,887)	(473)	(180)	(154)	(218)	(2,912)

The deferred tax asset in respect of share based payments comprises £473,000 in respect of unexercised options. The asset recognised is based on the share value at the balance sheet date.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

20.	Deferred Tax (continued)

Deferred Tax Liabilities

	DataLabs intangibles	Financial instruments	Software projects	Total
	£’000	£’000	£’000	£’000
At 1 March 2007	6,557	40	777	7,374
(Credited) / charged to the income statement	(1,769)	(40)	318	(1,491)

At 29 February 2008	4,788	—	1,095	5,883

Deferred tax assets and liabilities are offset where there is a legally enforceable right of offset and there is an intention to settle the balances net of each other. In practice, all the deferred tax assets and liabilities relating to a single jurisdiction are offset.

2008
£’000
Non-current deferred tax assets	(2,912)
Non-current deferred tax liability	5,883

2,971

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

21.	Called Up Share Capital

2008
£’000
Authorised
90,000,000 ordinary shares of 1p each	900

Allotted, called up and fully paid
67,156,612 ordinary shares of 1p each	671

Reconciliation of Movement in Ordinary Shares

	Number	£’000
At 1 March 2007	66,423,828	664
Shares issued in year in relation to the acquisition of DataLabs	732,784	7

At 29 February 2008	67,156,612	671

Interests in Own Shares

At 29 February 2008, the Company held in the Employee Benefit Scheme 2,529,749 of its own shares with a nominal value of £25,297. Of these 1,724,438 shares relate to options which vested on float which are still to be exercised.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

22.	Share Based Payments

Charge Recognised in the Income Statement

The total charge for the year relating to employee share based payment plans was £322,000, all of which related to equity-settled share based payment transactions.

After deferred tax, the total charge was £729,000.

Options Vested on Flotation which have yet to be Exercised

Before the flotation of the Company share options were granted to staff which vested and were exercisable on the sale of the Company or on its shares becoming quoted on a public market, subject to a minimum value being achieved. These shares all vested on listing on 23 June 2006. All employee share options have a life of 10 years and had an exercise price of between 13p and 52p. At the year-end 1,724,438 of these options were still outstanding and exercisable.

SAYE

The Group has a share option scheme for all employees of the Group. In the UK the Save as You Earn scheme is used. Options are exercisable at a price equal to the average quoted market price of the Company’s shares on the date of the grant less a discount of a maximum of 20%. The vesting period is 3 years. If the options remain unexercised after a period of 6 months from the end of the vesting period, the options expire. Options are forfeited if the employee leaves the Group before the options vest.

In the year ended 29 February 2008, options were granted on 11 December 2007. The estimated fair value of the options granted on those dates is £472,061.

The inputs into the binomial model are as follows:

Assumptions used in the calculation	SAYE 2007		SAYE 2006
Share price at grant date (£)	0.64		2.15
Exercise price (£)	0.52		1.72
Number of employees	182		248
Options granted	1,498,607		569,512
Vesting period (years)	3.0		3.0
Expected volatility	51%		37%
Option life (years)	3		3
Expected life (years)	3.5		3.5
Risk free rate	4.38%		4.9%
Expected dividends expressed as a dividend yield	0%		0%
Possibility of ceasing employment before vesting	16.22	%pa	7.67	%pa
Expectations of meeting performance criteria	100%		100%
Fair value per option (£)	0.32		0.91
Number of options outstanding at 29 February 2008	1,498,607		43,829

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

22.	Share Based Payments (continued)

ESPP

In the US the Employee Stock Purchase Plan is used. Options are exercisable at a price equal to the lower of 85% of the average quoted market price of the Company’s shares on the date of the grant or 85% of the average quoted market price on the date of purchase. The vesting period is 2 years, however 20% can vest within one year from the grant date. If the options remain unexercised at the end of the vesting period, the options expire. Options are forfeited if the employee leaves the Group before the options vest.

In the year ended 29 February 2008, options were granted on 3 December 2007. The estimated fair value of the options granted on those dates is £25,017.

The inputs into the binomial model are as follows:

Assumptions used in the calculation	ESPP 2007		ESPP 2006
Share price at grant date (£)	0.64		1.95
Exercise price (£)	0.52		1.66
Number of employees	38		142
Options granted	97,493		145,799
Vesting period (years)	2.0		2.0
Expected volatility	51%		37%
Option life (years)	2.0		2.0
Expected life (years)	2.0		2.0
Risk free rate	4.38%		4.9%
Expected dividends expressed as a dividend yield	0%		0%
Possibility of ceasing employment before vesting	20.21	%pa	9.42	%pa
Expectations of meeting performance criteria	100%		100%
Fair value per option (£)	0.22-0.27		0.57-0.70
Number of options outstanding at 29 February 2008	97,493		33,371

The expected volatility is based on the historical volatility at the date of grant of a benchmark group of listed companies and the risk free rate of return is the yield on zero-coupon UK government bonds of a term consistent with the assumed option life.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

22.	Share Based Payments (continued)

LTIP

The Group has a Long Term Incentive Plan for its executive directors and senior management team. These options are conditional on the performance on the Group over the next three years. If the conditions are met the options can be exercised at a price equal to the average quoted market price of the companies shares on the date of the grant. If the options remain unexercised after a period of 6 months from the end of the vesting period, the options expire. Options are forfeited if the employee leaves the Group before the options vest.

In the year ended 29 February 2008, options were granted on 6 December 2007. The estimated fair value of the options granted on those dates is £492,964.

The inputs into the binomial model are as follows:

Assumptions used in the calculation	LTIP 2007		LTIP 2006
Share valuation at grant date (£)	0.64		1.95
Exercise price (£)	0.01		0-0.01
Number of employees	25		25
Options granted	1,071,661		586,936
Vesting period (years)	3.0		3.0
Expected volatility	51%		37%
Option life (years)	3.0		3.0
Expected life (years)	3.0		3.0
Risk free rate	4.38%		4.83%
Expected dividends expressed as a dividend yield	0%		0%
Possibility of ceasing employment before vesting	7.00	%pa	7.67%-9.42	%pa
Fair value per option (£)	0.46		0.69-1.08
Number of options outstanding at 29 February 2008	1,071,661		84,615

The expected volatility is based on the historical volatility at the date of grant of a benchmark group of listed companies, the expected life of the option after vesting does not materially affect the fair value of the option and the risk free rate of return is the yield on zero-coupon UK government bonds of a term consistent with the assumed option life.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

22.	Share Based Payments (continued)

A reconciliation of option movements for pre-float options, SAYE, ESPP and LTIP performance plans over the year ended 29 February 2008 are shown below:

	2008
	Number	Weighted average exercise price
		£
Options outstanding at 1 March 2007	3,360,579	0.49
Granted	2,667,761	0.32
Cancelled	(1,128,359)	0.95
Exercised	(345,967)	0.27

Outstanding at 29 February 2008	4,554,014	0.29

Exercisable at 29 February 2008	1,724,438	0.21

Exercise price (£)	Number of shares	Remaining life (years)
0.00	84,615	1.8
0.01	1,071,661	2.8
0.13	654,050	7.3
0.25	1,054,388	4.4
0.52	16,000	4.4
0.52	1,498,607	2.8
0.52	97,493	1.8
1.66	33,371	0.8
1.72	43,829	1.8

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

23.	Statement of Changes in Shareholders’ Equity

	Share capital	Share premium account	Shares to be issued	Merger relief reserve	Reverse acquisition reserve	Retained earnings	Translation reserve (retained earnings)	Total
	£’000	£’000	£’000	£’000	£’000	£’000	£’000	£’000
At 1 March 2007	664	24,270	1,611	8,265	(18,502)	26,667	(84)	42,891

Profit for the year	—	—	—	—	—	268	—	268

Share-based payments	—	—	—	—	—	322	—	322

Exchange adjustments	—	—	—	—	—	—	(185)	(185)

Share issue	7	1,604	(1,611)	—	—	—	—	—

At 29 February 2008	671	25,874	—	8,265	(18,502)	27,257	(269)	43,296

The merger relief arose when Castlegate 211 Limited, the previous ultimate parent company, acquired a subsidiary company via an exchange of shares and applied the merger relief provisions in the Companies Act 1985 in order to record the shares at the nominal value as opposed to fair value.

The reverse acquisition reserve arose as the legal acquisition of Castlegate 211 Limited, the previous ultimate parent company, by the Company on 15 December 2004 was treated as a reverse acquisition in accordance with IFRS 3 “Business combinations”.

The shares to be issued related to deferred consideration in respect of the DataLabs acquisition.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

24.	Cash Generated from Operations

2008
£’000
Profit attributable to equity shareholders	268
Adjustments for:
Tax	(2,768)
Finance income	(220)
Finance expense	1,173
Depreciation	1,570
Amortisation of intangibles	4,763
Other non cash charges –Share-based payments	322
Changes in working capital:
Increase in inventories	(10)
Decrease in trade and other receivables	1,976
Increase in payables	1,114

Cash generated from operations	8,188

25.	Capital Commitments

The Group had no commitments in relation to contracts in place for future capital expenditure that are not provided for in the financial statements.

ClinPhone Limited

(formerly ClinPhone plc until 14 August 2008)

Notes to the Consolidated Financial Statements

26.	Leasing Commitments - Minimum Lease Payments

At 29 February 2008, the Group was committed to making payments in respect of non-cancellable operating leases in the following periods:

	2008
	Land and buildings	Other
	£’000	£’000
Within one year	1,422	91
Between one and five years	5,622	169
After more than five years	1,501	—

Total	8,545	260

The Group has a number of property leases in respect of office accommodation. At 29 February 2008 there are 14 separate leases in the UK and 13 in the US. Escalation clauses exist on the US property leases and the UK properties are subject to rent reviews at varying future dates, the outcome of which cannot be determined with any certainty. The growth in the business means that the provision of office accommodation for the Group is reviewed on a regular basis.

Other operating leases for the Group comprise office equipment of various types of which no contract is of a significant value.

27.	Transactions with Related Parties

There have been no related party transactions in the year. Key management compensation is disclosed in note 7.

28.	Pension Costs

The Group contributes to various group personal and independent defined contribution pension schemes in the countries it operates in. Contributions made by the Group to the schemes during the year amounted to £690,000. At the year end there was a £7,000 creditor across the Group in relation to the pension schemes.

29.	Subsequent events

On 14 August 2008, ClinPhone plc changed its name to ClinPhone Limited and was acquired by PAREXEL International Holding UK Limited, a wholly-owned subsidiary of PAREXEL International Corporation which is a US listed company.

As a consequence of the acquisition the Group repaid its bank loans on 28 August 2008.

On acquisition of the Group all outstanding share option awards were settled which accelerated the share based payment expense. This resulted in a one off share-based payment charge to the accounts on 14 August 2008 of £1,048,000.